Exhibit 1.1

GasLog Ltd.

$75,000,000

8.875% Senior Notes due 2022

Underwriting Agreement

New York, New York
 May 14, 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

DNB Markets Inc.

200 Park Avenue, 31st Floor

New York, New York 10166

As Representatives of the several Underwriters

Ladies and Gentlemen:

GasLog Ltd., a Bermuda exempted company (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $75,000,000 aggregate principal amount of its 8.875% Senior Notes due 2022 (the “Securities”).  The Securities are to be issued under a Base Indenture (the “Base Indenture”) dated as of March 22, 2017, by and among the Company and American Stock Transfer & Trust Company, LLC, as Trustee (the “Trustee”), as supplemented by a Supplemental Indenture thereto, dated as of March 22, 2017 (the “Supplemental Indenture”), pursuant to an Officer’s Certificate to be dated as of the Closing Date, establishing the Securities (together with the Base Indenture and the Supplemental Indenture, the “Indenture”). The Securities will be an additional issuance of, form a single series with, have the same terms and CUSIP as, trade interchangeably with and be fungible with, the $250,000,000 in aggregate principal amount of the Company’s 8.875% Senior Notes due 2022 originally issued on March 22, 2017 pursuant to the Base Indenture and the Supplemental Indenture. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus

shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 21 hereof.

1.                                    The Company represents and warrants to, and agrees with, each of the Underwriters as set forth below in this Section 1.

(a)                               The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement on Form F-3 (File No. 333-230205), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement including any amendments thereto filed prior to the Applicable Time, have become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.  The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the date hereof.

(b)                              On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b), on the date of the Final Prospectus, and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) on the date of the Final Prospectus and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof, or to any statements in or omissions from the statement of eligibility of the Trustee on Form T-1, as it may then be amended, under the Trust Indenture Act filed as an exhibit to the Registration Statement (the “Statement of Eligibility”). As of the Applicable Time, each of the Registration Statement and the Final Prospectus and any further amendments or supplements thereto complied or comply.

(c)                               As of the Applicable Time, (i) the Disclosure Package, when taken together as a whole and (ii) each electronic road show, when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(d)                             (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                               Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(f)                                Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in Registration Statement, Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package.

(g)                              Neither the Company nor any of its subsidiaries owns an interest in any material real property.  Each of them has good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, including the vessels owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Disclosure Package and the Final Prospectus, including those arising under credit facilities, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property taken as a whole by the Company and its subsidiaries; and any real property and buildings occupied by the Company and its subsidiaries are occupied by them under valid, subsisting and enforceable contractual arrangements with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package.

(h)                              (A) The Company has been duly formed and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Disclosure Package and the Final Prospectus, to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Securities as contemplated herein and therein, and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction or be in good standing would not have a Material Adverse Effect; (B) each subsidiary of the Company has been duly formed or organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority, corporate and other, to own its property and conduct its business as described in the Registration Statement, Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction or be in good standing would not have a Material Adverse Effect; and (C) the only subsidiaries of the Company are the subsidiaries listed on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2018.

(i)                                  (A) The Company has an authorized capitalization as set forth in the Registration Statement, Disclosure Package and the Final Prospectus and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and conforms to the description thereof contained in the Disclosure Package, the Final Prospectus and Registration Statement; (B) all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except as otherwise set forth in the Disclosure Package) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (C) the Company owns twenty-five percent of the issued and outstanding share capital of Egypt LNG Shipping Limited (“Egypt LNG”), as described in the Disclosure Package, the Final Prospectus and Registration Statement, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, Disclosure Package and the Final Prospectus; (D) the Company owns 50.00% of the issued and outstanding share capital of The Cool Pool Limited (the “Cool Pool”), as described in the Disclosure Package, the Final Prospectus and Registration Statement, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, Disclosure Package and the Final Prospectus; and (E) the Company owns 20.00% of the issued and outstanding share capital of Gastrade S.A. (“Gastrade” and, together with Egypt LNG and Cool Pool, the “Associates”), as described in the Disclosure Package, the Final Prospectus and Registration Statement, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, Disclosure Package and the Final Prospectus.

(j)                                  Neither the Memorandum of Association or Bye-laws of the Company nor any agreement filed as an exhibit to the Registration Statement grant the holders of the issued and outstanding share capital of the Company any preemptive rights, and none of the issued and outstanding shares of the Company or any of its subsidiaries were issued in violation of any preemptive right or similar rights of any securityholder of the Company.

(k)                              The issue and sale of the Securities and any payment of interest or principal on the Securities or the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or require the consent of any person, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the Company or any of its subsidiaries, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or give any person the right to terminate any agreement or contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (ii) will not result in any violation of (A) the provisions of the Memorandum of Association or Bye-laws of the Company or the organizational or governing documents of any of the Company’s subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and any payment of interest or principal on the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(m)                          The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act, and the rules and regulations promulgated thereunder and, when duly authorized by the Trustee and executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms. The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when executed, authenticated, issued and delivered as provided in the Indenture against payment therefor as provided herein, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, will be entitled to the benefits of the Indenture,  and will conform to the description of the Securities contained in the Final Prospectus.

(n)                              None of the Company, any of its subsidiaries or, to the Company’s knowledge, the Associates, is (i) in violation of its respective Memorandum of Association or Bye-laws, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby.

(o)                              No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other distribution on such subsidiary’s share capital, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package.

(p)                              The Company has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends, interests, premiums or additional amounts or other distributions which may be lawfully made by the Company under the Bermuda Companies Act 1981).

(q)                              There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities.

(r)         The statements set forth in the Registration Statement, Disclosure Package and the Final Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Service of Process and

Enforcement of Liabilities”, and the information contained in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 under the captions “Business Overview – Ship Time Charters”, “Business Overview – Risk of Loss, Insurance and Risk Management”, “Business Overview – Environmental and Other Regulation”, and “Additional Information – Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(s)                                There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus which have not been described as required.

(t)                                 Any statistical and market-related data included in the Registration Statement, Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(u)                              No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v)                              There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject or, to the Company’s knowledge, after due inquiry, to which any of the Company’s or its subsidiaries’ directors or executive officers is a party, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)                          Other than as set forth in the Disclosure Package, (A)(i) to the Company’s knowledge, after due inquiry, neither the Company nor any of its subsidiaries is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, operates or leases any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous

Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the Company’s knowledge there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against the Company or any of its subsidiaries pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(x)                              Other than as set forth in the Disclosure Package, the Company has reasonably concluded that neither the Company nor any of its subsidiaries has incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(y)                              Other than as set forth in the Disclosure Package, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary for the Company and its subsidiaries to conduct their respective businesses as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)                               The Company and its subsidiaries own or possess, or hold a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(aa)                        No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or contemplated.

(bb)                      The Company, each of its subsidiaries and their vessels are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)                        Neither the Company nor any of its subsidiaries has any off-balance sheet arrangements, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(dd)                    (A) None of the Company, its subsidiaries or any of their respective directors or officers, nor, to the Company’s knowledge, the Associates, any of their respective directors or officers, or the respective affiliates, employees or agents of the Company, its subsidiaries and the Associates: (i) knowingly does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) (collectively, “Sanctions”); or (ii) knowingly supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Securities contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Registration Statement, Disclosure Package or Final Prospectus.

(ee)                        None of the Company, any of its subsidiaries or any of the Company’s directors or executive officers, or, to the Company’s knowledge, the Associates or their respective directors or officers or the Company’s subsidiaries’ directors or executive officers or any agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or the Associates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff)                          The operations of the Company and its subsidiaries and, to the Company’s knowledge, of the Associates, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(gg)                      Neither the Company nor any of its subsidiaries has incurred or is reasonably likely to incur any material liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended.

(hh)                      There are no restrictions on subsequent transfers of the Securities under the laws of Bermuda.

(ii)                              Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(jj)                              The Company has taken all necessary actions to comply with all applicable corporate governance requirements of the New York Stock Exchange (the “Exchange”) that are, or will be, applicable to the Company, except for such requirements that have been waived and disclosed in the Disclosure Package.

(kk)                      Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ll)                              Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mm)              The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)                      As described in the Registration Statement and subject to the limitations and restrictions described therein, the Company believes neither the Company nor any of its subsidiaries should be a “passive foreign investment company” as defined in the Internal Revenue Code of 1986, as amended.

(oo)                      The Company is a “foreign private issuer” as defined in Rule 405 under the Act.

(pp)                      Except as described in the Disclosure Package, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Company and, to the Company’s knowledge, there are no affiliations or associations between (A) any member of FINRA and (B) any member of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission.

(qq)                      Deloitte LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, Disclosure Package and the Final Prospectus, is an independent public accountant with respect to the Company and its subsidiaries as required by the Act.

(rr)                            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Such system complies in all material respects with the requirements of the Exchange Act; and (v) the interactive data in eXtensible Business Reporting Language included as an exhibit to the Company’s Annual Report on Form 20-F for the year ended December 31, 2018 is accurate.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(ss)                          Since the date of the latest audited financial statements included in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each an “Internal Control Event”).

(tt)                            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(uu)                      The financial statements included in the Registration Statement, Disclosure Package and the Final Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved; and the schedules included in the Registration Statement, Disclosure Package and the Final Prospectus, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, Disclosure Package and the Final Prospectus. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vv)                      Neither the Company’s independent auditors nor any internal auditor has recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s audited balance sheet included in the Registration Statement; or (iii) any Internal Control Event.

(ww)              Each of (i) the agreements to purchase newbuilding vessels, (each, a “Newbuilding Contract”, and together, the “Newbuilding Contracts”) for the construction of, the vessels to be acquired by the Company, (ii) the credit facilities to finance the purchase price of the vessels under the Newbuilding Contracts (the “Credit Facilities”), (iii) the time charters for vessels contracted or owned by the Company (the “Time Charters”), (iv) the management agreements relating to the vessels managed by the Company (the “Management Agreements”), and (v) the bareboat charters for the vessels leased by the Company (the “Bareboat Charters”), in each case, as described in the Registration Statement, the Disclosure Package and the Final Prospectus, has been duly authorized and has been executed and delivered by the Company or one of its subsidiaries, and assuming the due authorization, execution and delivery by the other parties thereto, the Company has no reason to believe that such Newbuilding Contracts, Credit Facilities, Time Charters, Management Agreements or Bareboat Charters do not constitute valid and binding agreements of each such party enforceable in all material respects against each such party in accordance with their terms, as may be amended.

(xx)                      The vessels listed on Schedule IV(a) hereto (the “Owned Vessels”) are owned directly by subsidiaries of the Company; each of the Owned Vessels has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule IV(a) in the sole ownership of the subsidiary set forth opposite its name on Schedule IV(a) and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or other third party; each such subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those mortgages, pledges, liens, security interests and claims arising under credit facilities or the Omnibus Agreement among the Company, GasLog Partners LP, GasLog Partners GP LLC and GasLog Partners

Holdings LLC, each as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect. The Company will use reasonable commercial efforts so that upon delivery to and acceptance by the Company or a subsidiary under the Newbuilding Contracts described in the Registration Statement, the Disclosure Package and the Final Prospectus, each of the newbuildings identified in Schedule IV(b), as described in the Registration Statement, the Disclosure Package and the Final Prospectus (collectively, the “Contracted Vessels”) will be duly registered as a vessel under the laws of a generally accepted shipping industry flag jurisdiction in the sole ownership of a subsidiary of the Company; the Company will use reasonable commercial efforts so that, on such date, each such subsidiary of the Company will have good title to the applicable Contracted Vessel, free and clear of all mortgages, pledges, liens, security interests, claims and all defects of the title of record, except for any mortgages, pledges, liens, security interests or claims arising from any financing arrangement which the Company or subsidiary of the Company may enter into with respect to such Contracted Vessel and except such encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and the Company will use reasonable commercial efforts so that, on such date, each such Contracted Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

(yy)                      Each Owned Vessel is, and the Company will use reasonable commercial efforts so that each Contracted Vessel will be as of its date of delivery, operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) in the jurisdictions in which the Company and its subsidiaries operate or where such vessel is operated, in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company and each applicable subsidiary are, and the Company will use reasonable commercial efforts so that the Contracted Vessels will be on the date of delivery, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(zz)                        Neither the Company nor its subsidiaries is entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties under the laws of the United States or Bermuda.

(aaa)                 The Company and its subsidiaries have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to Bermuda or Monaco or to any political subdivision or taxing authority thereof or therein in connection with the execution, delivery and performance of this Agreement or the Indenture, the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(bbb)              To enable the Underwriters to rely on FINRA Rule 5110(b)(7)(C)(i), (i) the Company was subject to the requirements of Section 12 or 15(d) of the Exchange Act and filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least thirty-six calendar months immediately preceding the date of this Agreement, and (ii) the Company filed in a timely manner all reports required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the date of this Agreement.

2.                                    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at the purchase price set forth on Schedule II hereto plus accrued interest from March 30, 2019 to the Time of Delivery (as defined in Section 4(a) below).

3.                                    Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Final Prospectus.

4.                                    (a)                               The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 16, 2019 or such other time and date as the Representatives and the Company may agree upon in writing, but not later than May 31, 2019.  Such time and date for delivery of the Securities is herein called the “Closing Date” or “Time of Delivery”.

(b)                              The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                    The Company agrees with each of the Underwriters:

(a)                               To prepare the Final Prospectus in a form approved by the Representatives and to file such Final Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, any Rule 462(b) Registration Statement or the Final Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any amendment or supplement to the Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Final Prospectus or Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                              Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject;

(c)                               Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Final Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required, at any time prior to the expiration of nine months after the time of issue of the Final Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus in order to comply with the Act, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Final Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Final Prospectus complying with Section 10(a)(3) of the Act;

(d)                             To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                               During a period of three years from the date hereof, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its website or by filing or furnishing such information with the Commission via EDGAR;

(f)                                To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds”;

(g)                              If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00

p.m., Washington D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(h)                              Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)                                  During a period of 30 days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that are substantially similar to the Securities;

(j)                                  The Company will prepare a final term sheet relating to the Securities in the form of Exhibit A, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Securities.  Any such final term sheet is an Issuer Free Writing Prospectus for the purposes of this Agreement; and

(k)                              The Company will use commercially reasonable efforts to assist the Underwriters in arranging for the Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

6.                                    (a)                               The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto.

(b)                              The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)                               The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in Section 9 hereof.

7.                                    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost of preparing certificates; (v) the cost and charges of any paying agent or registrar; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, share transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                               The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)                              Morgan, Lewis & Bockius LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                               Cravath, Swaine & Moore LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I;

(d)                             Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II;

(e)                               Schjødt, Norwegian counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III;

(f)                                CMS Cameron McKenna Nabarro Olswang LLP, special English counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex IV;

(g)                              On the date of the Final Prospectus at a time prior to the execution of this Agreement, no later than 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Disclosure Package and Final Prospectus, in form and substance satisfactory to the Representatives;

(h)                              (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Disclosure Package any loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and (ii) since the respective dates as of which information is given in the Disclosure Package there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Final Prospectus;

(i)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preference shares by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preference shares;

(j)                                  On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Global Select Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Final Prospectus;

(k)                              Prior to the Applicable Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC;

(l)                                  The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m)                          The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as the Representatives may reasonably request.

9.                                    (a)                               The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in this Section 9, or arising out of, or based upon, statements in or omissions from the Statement of Eligibility.

(b)                              Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, (ii) the statements set forth in the third paragraph in the section under the heading “Underwriting”, (iii) the statements set forth in the first and second sentences in the sixth paragraph in the section under the heading “Underwriting” and (iv) the list of Underwriters and their respective participation in the sale of the Securities, in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c)                               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                             If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                               The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, each Underwriter’s partners, members, directors, officers, employees, agents, affiliates and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each broker-dealer affiliate of any Underwriter and any agent of any Underwriter or broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters  under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.                            (a)                               If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                              If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                               If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                            The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.                            If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability in respect of the Securities not so delivered to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal and DNB Markets Inc., 200 Park Avenue, 31st Floor, New York, New York 10166, Attention: Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal and DNB Markets Inc., 200 Park Avenue, 31st Floor, New York, New York 10166, Attention: Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                            This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                            Time shall be of the essence of this Agreement.

16.                            The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                            THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or the engagement of the Representatives will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                            The Company has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

20.                            The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                            Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement.

“Applicable Time” shall mean 11:20 a.m. EDT on May 14, 2019.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.

22.                            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.                            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special

Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)                              In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For the purposes of the foregoing two paragraphs:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

GasLog Ltd.

By:	/s/ Alastair Maxwell
Name: Alastair Maxwell
Title: Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Theodore Konstantatos
Name: Theodore Konstantatos
Title: Director

DNB Markets Inc.

By:	/s/ Daniel M. Hochstadt
Name: Daniel M. Hochstadt
Title: Managing Director

By:	/s/ Jae Kwon
Name: Jae Kwon
Title: Managing Director

For themselves and the other
several Underwriters, if any,
named in Schedule I to the
foregoing Agreement.

SCHEDULE I

Underwriter	Total Principal Amount of Securities to be Purchased

Credit Suisse Securities (USA) LLC	$34,687,500
DNB Markets Inc.	$34,687,500
Stifel, Nicolaus & Company, Incorporated	$5,625,000

Total	$75,000,000

SCHEDULE II

PURCHASE PRICE

100.9625% of principal amount of Securities

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet, in the form attached as Exhibit A.

SCHEDULE IV(a)

	Owned Vessels
Vessel	Flag	Owning Entity	Jurisdiction	IMO Number
GasLog Savannah	Bermuda	GAS-one Ltd.	Bermuda	9352860
GasLog Singapore	Bermuda	GAS-two Ltd.	Bermuda	9355604
GasLog Skagen	Bermuda	GAS-six Ltd.	Bermuda	9626285
Solaris	Bermuda	GAS-eight Ltd.	Bermuda	9634098
GasLog Saratoga	Bermuda	GAS-nine Ltd.	Bermuda	9638903
GasLog Salem	Bermuda	GAS-ten Ltd.	Bermuda	9638915
GasLog Greece	Bermuda	GAS-eleven Ltd.	Bermuda	9687019
GasLog Glasgow	Bermuda	GAS-twelve Ltd.	Bermuda	9687021
GasLog Geneva	Bermuda	GAS-thirteen Ltd.	Bermuda	9707508
GasLog Gibraltar	Bermuda	GAS-fourteen Ltd.	Bermuda	9707510
GasLog Chelsea	Bermuda	GAS-fifteen Ltd.	Bermuda	9390185
Methane Lydon Volney	Bermuda	GAS-eighteen Ltd.	Bermuda	9307205
Methane Becki Anne	Bermuda	GAS-twenty seven Ltd.	Bermuda	9516129
GasLog Shanghai	Bermuda	GAS-three Ltd.	Bermuda	9600528
GasLog Santiago	Bermuda	GAS-four Ltd.	Bermuda	9600530
GasLog Sydney	Bermuda	GAS-five Ltd.	Bermuda	9626273
GasLog Seattle	Bermuda	GAS-seven Ltd.	Bermuda	9634086
Methane Rita Andrea	Bermuda	GAS-sixteen Ltd.	Bermuda	9307188
Methane Jane Elizabeth	Bermuda	GAS-seventeen Ltd.	Bermuda	9307190
Methane Alison Victoria	Bermuda	GAS-nineteen Ltd.	Bermuda	9321768
Methane Shirley Elizabeth	Bermuda	GAS-twenty Ltd.	Bermuda	9321756
Methane Heather Sally	Bermuda	GAS-twenty one Ltd.	Bermuda	9321744
GasLog Houston	Bermuda	GAS-twenty four Ltd.	Bermuda	9748899
GasLog Hong Kong	Bermuda	GAS-twenty five Ltd.	Bermuda	9748904
GasLog Genoa	Bermuda	GAS-twenty two Ltd.	Bermuda	9744013
GasLog Gladstone	Bermuda	GAS-twenty three Ltd.	Bermuda	9744025

SCHEDULE IV(b)

Contracted Vessels
Newbuildings
Vessel	Owning Entity
GasLog Warsaw	GAS-twenty nine Ltd.
SHI #2213	GAS-twenty eight Ltd.
SHI #2274	GAS-thirty one Ltd.
SHI #2262	GAS-thirty Ltd.
SHI #2300	GAS-thirty-two Ltd.
SHI #2301	GAS- thirty three Ltd.
SHI #2311	GAS-thirty four Ltd.
SHI #2312	GAS-thirty five Ltd.

Annex I

MATTERS TO BE COVERED BY U.S. COUNSEL OPINION

1.          Assuming that the Underwriting Agreement, Securities and Indenture have each been duly authorized by the Company under the laws of Bermuda, the Underwriting Agreement, Securities and Indenture have each been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York.

2.          The Indenture has been duly qualified under the Trust Indenture Act. Assuming that the Indenture has been duly authorized, executed and delivered by the Company, the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and assuming that the Securities have been duly authorized, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Securities will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3.          The Registration Statement initially became effective under the Securities Act on March 22, 2019 and thereupon the offering of the Securities as contemplated by the Final Prospectus became registered under the Securities Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; the required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and the Issuer Free Writing Prospectus was filed in the manner and within the time period specified by Rule 433(d).

4.          To such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation before or by any United States Federal or New York State court, governmental agency or authority against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, Disclosure Package or Final Prospectus which is not adequately disclosed as required.

5.          The statements made in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 under “Business Overview – Ship Time Charters” and “Risk Factors – Risks Related to Our Securities – Tax Risks”, insofar as they purport to constitute summaries of the terms of the identified contracts, fairly summarize the matters therein described.  Such counsel’s opinion in the preceding sentence relating to the contracts does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency). Such counsel notes that certain of the contracts are governed by laws other than New York law; such counsel’s opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and such counsel does not express any opinion with respect to the effect of the opinions or statements set forth herein on any interpretation thereof inconsistent with such understanding.

6.          The Securities conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and the Final Prospectus under the heading “Description of Notes”.

7.          Although the discussion in the Registration Statement, Disclosure Package and the Final Prospectus under the heading “Material United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Securities, such counsel hereby confirms that the statements of law (including the qualifications thereto) under such heading represent such counsel’s opinion of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Securities, subject to certain assumptions expressly described in the Registration Statement, Disclosure Package and the Final Prospectus under such heading.

8.          To such counsel’s knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the Registration Statement, Disclosure Package or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required.

9.          No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State court, governmental authority or regulatory body is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act and the Trust Indenture Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

10.         None of the execution, delivery and performance of the terms of the Underwriting Agreement, Securities or Indenture by the Company and the consummation by the Company of the transactions set forth therein will result in any violation of United States Federal or New York State law, rule or regulation or any ruling, judgment, order or decree, known to us, of any United States Federal or New York State court, agency or official having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries.

11.         To such counsel’s knowledge, other than as have been validly waived and as described in the Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement by the Company under the Securities Act.

12.         Based on the certificate dated the date hereof, from an officer of the Company, after giving effect to the offering and sale of the Securities, the Company will not be an “investment company” within the meaning of, or is registered or otherwise required to be registered under, the Investment Company Act of 1940, as amended.

13.        Neither the Company nor any of its subsidiaries should be a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended.

14.        Assuming the validity of such action under the laws of Bermuda relating to submission to jurisdiction, the Company has, pursuant to Sections 18 and 19 of the Underwriting Agreement (a) validly and irrevocably submitted to the personal jurisdiction of the courts of the State of New York, and (b) appointed Puglisi & Associates as its agent for service of process.

15.        The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

In addition to the matters set forth above, such counsel shall also state (i) on the basis of information gained in the course of the performance of the services rendered, that, the Registration Statement, at the time it initially became effective, and the Final Prospectus, as of its date and the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein and (ii) that their work in connection with this matter did not disclose any information that gave them reason to believe that (a) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Final Prospectus, as of its date or the Time of Delivery included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein. As to the foregoing, we note that we are admitted to practice only in the State of New York and we are not admitted to practice in Bermuda.

Annex II

MATTERS TO BE COVERED BY BERMUDA COUNSEL OPINION

1.                                    Each of the Company and the Bermuda Subsidiaries is duly incorporated and validly existing as an exempted company with limited liability under the laws of Bermuda in good standing (meaning solely that the relevant company has not failed to make any required filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda). The Company possesses the capacity to sue and be sued in its own name under the laws of Bermuda.

2.                                    The Company has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus and the necessary corporate power and authority to enter into and perform its obligations under the Underwriting Agreement, the Securities and the Indenture. The execution and delivery of the Underwriting Agreement, the Securities and the Indenture by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company, nor any applicable law, regulation, order or decree in Bermuda.

3.                                    Each of the Bermuda Subsidiaries has the necessary corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus.

4.                                    The Company has taken all corporate action required to authorize the execution, delivery and performance of the Securities and the Indenture. To the extent governed by Bermuda law, the Securities and the Indenture have been duly executed and delivered by or on behalf of the Company and constitute valid and legally binding obligations of the Company in accordance with the terms thereof.

5.                                    The Company has taken all corporate action required to authorize the execution, delivery and performance of the Underwriting Agreement.  The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.

6.                                    The statements contained in the Final Prospectus under the captions “Material Tax Considerations – Bermuda Tax Considerations” and “Service of Process and Enforcement of Liabilities”, in the Registration Statement under Item 8 “Indemnification of Directors and Officers”  and the information contained in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 under the captions “Additional Information – Share Capital”, “Additional Information – Memorandum of Association”, “Additional Information – Exchange Controls and Other Limitations Affecting Security Holders” and “Additional Information – Tax Considerations – Bermuda Tax Considerations”, insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate in all material respects.

7.                                    No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of Bermuda or any sub division thereof is required to authorise or is required to be obtained by the Company or the Underwriters to authorise or in connection with  (i) the issue and sale of the Securities by the Company pursuant to the Underwriting Agreement, or (ii) the execution, delivery, performance and enforcement of the Underwriting Agreement, Securities and the Indenture, including the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Securities and the Indenture, except such as have been duly obtained in accordance with Bermuda law and which are in full force and effect.

8.                                    Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately [•] a.m. on [•] May 2019 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company or any of the Bermuda Subsidiaries nor any legal or governmental proceedings pending in Bermuda to which the Company or any of the Bermuda Subsidiaries is subject.

9.                                    It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement, the Securities and the Indenture that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that the Underwriting Agreement, the Securities or the Indenture creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that they be registered in the Register of Charges in accordance with Section 55 of the Bermuda Companies Act.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $665 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Underwriting Agreement, the Securities and the Indenture are governed by the laws of the State of New York, the question of whether it creates such an interest in property would be determined under the laws of the State of New York.

10.                            There are no Bermuda stamp duty, transfer or similar taxes payable in respect of the issue and delivery of the Securities to the Underwriters or any subsequent purchasers pursuant to the Underwriting Agreement and the Underwriters will not become subject to any income, franchise or other tax imposed by a governmental authority of Bermuda solely by reason of the execution, delivery and performance of the Underwriting Agreement.  The Underwriting Agreement, the Securities and the Indenture are not subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda government authority is payable in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement, the Securities and the Indenture.

11.                            The Company has taken all corporate action required to authorise the execution and filing of the Registration Statement with the Securities and Exchange Commission. The Registration Statement has been duly executed and delivered by or on behalf of the Company.

12.                            Based solely upon a review of a copy of a letter from the Bermuda Monetary Authority in respect of the Company dated 16 July 2003 the Company has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends, interests, premiums or additional amounts or other distributions which may be lawfully made by the Company under the Bermuda Companies Act).

13.                            The Company and the Bermuda Subsidiaries are not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings relating to the Underwriting Agreement, the Securities or the Indenture, or the transactions contemplated thereby in respect of themselves or their respective properties.

14.                            The choice of the law of the State of New York as the governing law of the Underwriting Agreement and the Indenture is each a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission by the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection related to inconvenient forum and the appointment by the Company of an agent for service of process, in each case pursuant to the Underwriting Agreement and the Indenture, is valid and binding upon the Company.

15.                            Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Bermuda Companies Act conducted at approximately [•] a.m. on [•] May 2019 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are [17] charges registered on the assets of the Company and there are [•] charges registered on the assets of the Bermuda Subsidiaries as further detailed in Exhibit B.

16.                            Based solely on our review of a Transcript of Register dated [•] May 2019 issued by the office of the Bermuda Shipping and Maritime Authority in respect of each of the vessels listed on Schedule IV(a) to the Underwriting Agreement (each a “Vessel”, and together the “Vessels”), each of the Vessels is registered in each of the respective Vessel’s register in the name of the relevant Bermuda Subsidiary bearing the IMO number listed in Schedule IV(a) to the Underwriting Agreement. The “GASLOG SINGAPORE” bearing official number 737972 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V

7AZ, the “GASLOG SAVANNAH” bearing official number 737971 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG CHELSEA” bearing official number 740580 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG SHANGHAI” bearing official number 740552 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, Filial I Norge, Essendropgate 7, N-0368 Oslo, Norway, the “GASLOG SANTIAGO” bearing official number 740553 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, Filial I Norge, Essendropgate 7, N-0368 Oslo, Norway, the “GASLOG SYDNEY” bearing official number 740573 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, Filial I Norge, Essendropgate 7, N-0368 Oslo, Norway, the “GASLOG SKAGEN” bearing official number 740572 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG SEATTLE” bearing official number 740578 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “SOLARIS” bearing official number 740587 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG SARATOGA” bearing official number 740603 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch, of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “METHANE RITA ANDREA” bearing official number 737895 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, Filial I Norge, Essendropgate 7, N-0368 Oslo, Norway, the “METHANE JANE ELIZABETH” bearing official number 737897 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, Filial I Norge, Essendropgate 7, N-0368 Oslo, Norway, the “METHANE LYDON VOLNEY” bearing official number 737898 is subject to first a priority Bermuda ship mortgage in favour of DNB Bank ASA, London Branch of 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, the “METHANE ALISON VICTORIA” bearing official number 737921 is subject to a first priority Bermuda ship mortgage in favour of DNB Bank ASA, London Branch of 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, the “METHANE SHIRLEY ELISABETH” bearing official number 737920 is subject to a first priority Bermuda ship mortgage in favour of DNB Bank ASA, London Branch of 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, the “METHANE HEATHER SALLY” bearing official number 737922 is subject to a first priority Bermuda ship mortgage in favour of DNB Bank ASA, London Branch of 8th Floor, The Walbrook Building, 25 Walbrook, London EC4N 8AF, the “METHANE BECKI ANNE” bearing official number 740514 is subject to a first priority Bermuda ship mortgages in favour of DNB Bank ASA of The Walbrook Building, 25 Walbrook, London EC4N 8AF, the “GASLOG SALEM” bearing official number 740608 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, United Kingdom, the “GASLOG GREECE” bearing official number 740646 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the

“GASLOG GLASGOW” bearing official number 740650 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG GENEVA” bearing official number 740661 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank AB, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG GIBRALTAR” bearing official number 740662 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG GENOA” bearing official number 740680 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG GLADSTONE” bearing official number 740687 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, the “GASLOG HOUSTON” bearing official number 740674 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ and the “GASLOG HONG KONG” bearing official number 740675 is subject to a first priority Bermuda ship mortgage in favour of Nordea Bank Abp, London Branch of 6th Floor, Aldermanbury Square, London EC2V 7AZ, each as described in the Registration Statement and Final Prospectus, and no other ship mortgages or other liens are registered with the Bermuda Shipping and Maritime Authority in Bermuda over any of the Vessels.

Annex III

MATTERS TO BE COVERED BY NORWEGIAN COUNSEL OPINION

We are of the opinion that the entering into and performance of the Underwriting Agreement, Securities and the Indenture by the Company will not breach any of the express undertakings or covenants of the obligors of the Company under the bond agreements to which they are party which as a consequence will lead to the occurrence of an Event of Default (as defined therein), but excluding therefrom all financial covenants or similar undertakings and the event of default provisions relating to cross default, on which we do not opine.

III-1

Annex IV

MATTERS TO BE COVERED BY ENGLISH COUNSEL OPINION

We are of the opinion that the performance of the Base Indenture and the Supplemental Indenture by the Company will not breach any of the express undertakings or covenants of the obligors under the credit documents to which they are party which as a consequence will lead to the occurrence of an Event of Default (as defined therein) and the entering into and performance of the Underwriting Agreement and the Officer’s Certificate by the Company will not breach any of the express undertakings or covenants of the obligors of the Company under the credit documents to which they are party which as a consequence will lead to the occurrence of an Event of Default (as defined therein), but excluding therefrom all financial covenants or similar undertakings on which we do not opine.

IV-1

Exhibit A

Form of Final Term Sheet

See attached.

1

Issuer Free Writing Prospectus
Dated May 14, 2019
Relating to Preliminary Prospectus
Dated May 13, 2019

PRICING TERM SHEET

GasLog Ltd.

$75,000,000

8.875% Senior Notes due 2022

May 14, 2019

Issuer:	GasLog Ltd.

Securities Offered:	8.875% Senior Notes due 2022 (the “Notes”), which will be part of the same series of debt securities issued March 22, 2017 by the Issuer in the amount of $250,000,000 (the “Existing Notes”)

Distribution:	SEC Registered

Principal Amount:	$75,000,000 (for an aggregate principal amount outstanding of $325,000,000, together with the Existing Notes)

Gross Proceeds:	$76,875,000

Coupon:	8.875%

Final Maturity Date:	March 22, 2022

Public Offering Price:	102.5%, plus accrued interest from March 30, 2019

Yield to Maturity:	7.885%

Spread to Treasury:	+574 basis points

Treasury Benchmark:	2.375% due March 15, 2022

Interest Payment Dates:	March 30, June 30, September 30 and December 30, commencing on June 30, 2019

Record Dates:	March 15, June 15, September 15 and December 15

Optional Redemption:

We have the right to redeem the Notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued and unpaid as of the date of redemption) discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 50 basis points, plus accrued and unpaid interest thereon to the date of redemption

Trade Date:	May 14, 2019

Settlement Date (T+2):	May 16, 2019 (DTC)

Ratings:	The Notes will not be rated by any nationally recognized statistical rating organization

Listing:	The Notes will not be listed on any securities exchange

Qualified Reopening:

For U.S. federal income tax purposes, we intend to treat the issuance of the Notes as a “qualified reopening” of our Existing Notes. See “Material Tax Considerations” in the Preliminary Prospectus dated May 13, 2019

CUSIP/ISIN:	G37585 AC3 / USG 37585AC37

No PRIIPs KID:	No PRIIPs key information document (KID) has been prepared as not available to retail investors in the European Economic Area

Denominations:	$1,000 and integral multiples of $1,000 in excess thereof

Joint Book-	Credit Suisse Securities (USA) LLC
Running	DNB Markets, Inc.
Managers:	Stifel, Nicolaus & Company, Incorporated

ADDITIONAL INFORMATION:

All information (including financial information) presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Notes and is not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Credit Suisse Securities at 1-800-221-1037; DNB Markets, Inc. at 1-212-551-9814; or Stifel, Nicolaus & Company, Incorporated at 1-855-300-7136.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.